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                                                                   EXHIBIT 99.03

                  LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

                                 CSK AUTO, INC.

                       EXCHANGE OFFER FOR ALL OUTSTANDING
                7% SENIOR SUBORDINATED NOTES DUE JANUARY 15, 2014
                   (CUSIP NOS. 12637K AE 1 AND US12637K AE 10)
                                     FOR NEW
                7% SENIOR SUBORDINATED NOTES DUE JANUARY 15, 2014

                PURSUANT TO THE PROSPECTUS DATED __________, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2004, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.

To BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

     CSK Auto, Inc., an Arizona corporation ("CSK"), as issuer, and CSK Auto Corporation, CSK AUTO.COM, Inc. and Automotive Information Systems, Inc., as guarantors, are offering to exchange, upon the terms and subject to the conditions set forth in the prospectus dated __________, 2004 (the "Prospectus"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), all outstanding 7% Senior Subordinated Notes Due January 15, 2014 (collectively, the "Outstanding Notes") for a like principal amount of 7% Senior Subordinated Notes due January 15, 2014 (collectively, the "Exchange Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (the "Exchange Offer"). The Exchange Offer is being made pursuant to the registration rights agreement that CSK entered into with the trustee in connection with the issuance of the Outstanding Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

     We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

         1.       Prospectus dated __________, 2004;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if, prior to the Expiration Date, certificates for Outstanding Notes are not available, if time will not permit all required documents to reach the Exchange Agent or if the procedure for book-entry transfer cannot be completed;

         4. A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

         5. Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
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         YOUR PROMPT ACTION IS REQUIRED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON __________, 2004, UNLESS EXTENDED. OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, must be sent to the Exchange Agent and certificates representing the Outstanding Notes must be delivered to the Exchange Agent (or book-entry transfer of the Outstanding Notes must be made into the Exchange Agent's account at DTC), all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

         CSK will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by such brokers, dealers, commercial banks and trust companies as nominee or in a fiduciary capacity. CSK will pay or cause to be paid all stock transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

         Any inquiries you may have with respect to the procedure for tendering Outstanding Notes pursuant to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                                     Very truly yours,

                                                     CSK AUTO, INC.


NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF CSK OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


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